UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2009

PETRO RESOURCES CORPORATION
 (Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 910 Houston, Texas 77056
(Address of principal executive offices)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement

On May 22, 2009, Petro Resources Corporation (“Company”) entered into Employment Agreements with Mr. Gary C. Evans and Mr. Ronald D. Ormand.  At the same time, the Company entered into related Stock Option Agreements and Restricted Stock Agreements with each of Mr. Evans and Mr. Ormand.  All of the aforementioned agreements were approved by the Compensation and Nominating Committee of the Company’s Board of Directors.

Evans Agreements

Employment Agreement.  Pursuant to his Employment Agreement with the Company, Mr. Evans has agreed to serve as the executive Chairman of the Board of Directors of the Company for a three year term expiring on May 22, 2012.  Mr. Evans’ duties and authorities include those typically associated with the chief executive officer.  The Company has agreed that Mr. Evans may devote only a majority of his business time to the affairs of the Company until no later than December 31, 2009, following which date Mr. Evans will be obligated to devote substantially all of his business time to Company matters.

The Company has agreed to pay Mr. Evans a base salary $254,000 during the first year of the Employment Agreement and $274,000 and $294,000 during the second and third years of the agreement, respectively. Mr. Evans’ Employment Agreement provides that he is eligible for an annual bonus of up to 100% of his base salary based on performance criteria set by the Compensation and Nominating Committee of the Company’s Board of Directors and to otherwise participate in all benefits, plans, and programs, including improvements or modifications of the same, which are now, or may hereafter be, available to other executive employees of Company.

Mr. Evans’ Employment Agreement allows him the right to serve on the Company’s Board of Directors during the term of his agreement and the right to nominate to the Company’s Board of Directors one additional independent member.  Mr. Evans’ Employment Agreement contains standard provisions concerning noncompetition, nondisclosure and indemnification.

Stock Option Agreement.  In connection with the Company’s employment of Mr. Evans, the Company has entered into a Stock Option Agreement with Mr. Evans dated May 22, 2009.  Pursuant to the Stock Option Agreement, the Company has granted Mr. Evans options to purchase up to 2,750,000 shares of the Company’s common stock at an exercise price of $0.37 per share over a three year period ending May 22, 2012.  The options vest and become exercisable over a three year period pursuant to certain performance conditions set forth in Mr. Evans’ Stock Option Agreement.

Restricted Stock Agreement.  In connection with the Company’s employment of Mr. Evans, the Company has entered into a Restricted Stock Agreement with Mr. Evans dated May 22, 2009.  Pursuant to the Restricted Stock Agreement, the Company has granted Mr. Evans 2,750,000 shares of the Company’s restricted common stock.  The restricted common shares are subject to forfeiture and shall become vested over a three year period pursuant to certain conditions set forth in Mr. Evans’ Restricted Stock Agreement.

Mr. Evans’ restricted shares, vested and non-vested, have all of the rights allowed a holder of shares of the Company’s common stock, including without limitation (i) the right to vote such restricted shares, (ii) the right to receive dividends, if any, as may be declared on the restricted shares from time to time, and (iii) the rights available to all holders of shares of common stock of the Company upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by the Company; provided, however, that all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in the Restricted Stock Agreement (including without limitation conditions under which all such rights shall be forfeited).  All dividends and merger consideration with respect to restricted shares shall be held in escrow by the Company until such time as the shares become vested shares, and in the event that such restricted shares are subsequently forfeited, the dividends and merger consideration attributable to such portion shall be forfeited as well.

Ormand Agreements

Employment Agreement.  Pursuant to his Employment Agreement with the Company, Mr. Ormand has agreed to serve as the Chief Financial Officer and Executive Vice President of the Company for a three year term expiring on May 22, 2012.  Mr. Ormand has agreed to devote substantially all of his business time to Company matters.

The Company has agreed to pay Mr. Ormand a base salary $180,000 during the first year of the agreement and $200,000 and $220,000 during the second and third years of the agreement, respectively. Mr. Ormand’s Employment Agreement provides that he is eligible for an annual bonus of up to 100% of his base salary based on performance criteria set by the Compensation and Nominating Committee of the Company’s Board of Directors and to otherwise participate in all benefits, plans, and programs, including improvements or modifications of the same, which are now, or may hereafter be, available to other executive employees of Company.  Mr. Ormand’s Employment Agreement contains standard provisions concerning noncompetition, nondisclosure and indemnification.

Stock Option Agreement.  In connection with the Company’s employment of Mr. Ormand, the Company has entered into a Stock Option Agreement with Mr. Ormand dated May 22, 2009.  Pursuant to the Stock Option Agreement, the Company has granted Mr. Ormand options to purchase up to 1,250,000 shares of the Company’s common stock at an exercise price of $0.37 per share over a three year period ending May 22, 2012.  The options vest and become exercisable over a three year period pursuant to certain performance conditions set forth in Mr. Ormand’s Stock Option Agreement.

Restricted Stock Agreement.  In connection with the Company’s employment of Mr. Ormand, the Company has entered into a Restricted Stock Agreement with Mr. Ormand dated May 22, 2009.  Pursuant to the Restricted Stock Agreement, the Company has granted Mr. Ormand 1,250,000 shares of the Company’s restricted common stock.  The restricted common shares are subject to forfeiture and shall become vested over a three year period pursuant to certain performance conditions set forth in Mr. Ormand’s Restricted Stock Agreement.

Mr. Ormand’s Restricted Stock Agreement contains the same terms and conditions relating to Mr. Ormand’s right as a holder of restricted shares as those set forth in Mr. Evans’ Restricted Stock Agreement and summarized above.

Item 3.02  Unregistered Sales of Equity Securities.

On May 22, 2009, the Company granted to Gary C. Evans and Ronald D. Ormand options to purchase a total of 4,000,000 shares of the Company’s common stock.  At the same time, the Company also granted to Mr. Evans and Mr. Ormand a total of 4,000,000 shares of restricted common stock.  See Item 1.01 above for a description of the terms of the option and share grants.  The shares and options were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On May 23, 2009, Mr. Wayne P. Hall resigned as Chief Executive Officer of the Company.  Mr. Hall will continue to serve as a member of the Company’s Board of Directors as Vice-Chairman of the Board.  On May 23, 2009, Mr. Ronald D. Ormand was appointed to serve as Chief Financial Officer of the Company.  Mr. Harry Lee Stout, the former Chief Financial Officer of the Company, continues to serve as Executive Vice President and General Counsel of the Company.  On May 23, 2009, Donald L. Kirkendall resigned from the Company’s Board of Directors.  Mr. Kirkendall continues to serve as President of the Company.

(c)  On May 23, 2009, the Company’s Board of Directors appointed Mr. Gary C. Evans and Mr. Ronald D. Ormand to serve as Executive Chairman of the Board and Chief Financial Officer, respectively, of the Company.

Mr. Evans is 52 years old and founded and served as the Chairman and Chief Executive Officer of Magnum Hunter Resources, a NYSE listed company, for twenty years before selling Magnum Hunter to Cimarex Energy for approximately $2.2 billion in June 2005.  In 2005, Mr. Evans formed Wind Energy, LLC, a renewable energy company which was subsequently acquired in December 2006 by GreenHunter Energy, Inc., a NYSE Amex listed renewable energy company focusing on biodiesel, wind and biomass power.  Mr. Evans has served as Chairman and Chief Executive Officer of GreenHunter Energy, Inc. since December 2006. Mr. Evans serves as an Individual Trustee of TEL Offshore Trust, a NASDAQ listed oil and gas trust, and is the Lead Director of Novavax Inc., a NASDAQ listed clinical-stage vaccine biotechnology company.  Mr. Evans was recognized by Ernst and Young as the Southwest Area 2004 Entrepreneur of the Year for the Energy Sector and was subsequently inducted into the World Hall of Fame for Ernst & Young Entrepreneurs.

Ronald D. Ormand is 50 years old and is a member of the Board of Directors of Tremisis Energy Acquisition Corporation II, a NYSE Amex listed special purpose acquisition corporation, and served as Chief Financial Officer of Tremisis from November 2007 to March 2009.  Mr. Ormand has over twenty-five years of investment and commercial banking experience in the energy industry.  From April 2005 to October 2007, he served as a managing director with West LB, a German-based international bank with over $300 billion in assets, where he covered the energy industry and served as head of the oil and gas investment banking group for the Americas.  From 1988 until December 2004, Mr. Ormand was with CIBC World Markets and Oppenheimer & Co., which CIBC acquired in 1997.  From 1997 to 2004, Mr. Ormand served as head of CIBC World Markets’ U.S. oil and gas investment banking group.  Prior to joining CIBC World Markets in 1988, Mr. Ormand worked in various investment banking positions with Bateman Eichler, Hill Richards Incorporated, and L.F. Rothschild & Co., and as a research analyst covering the exploration and production sector at Rauscher Pierce Refsnes, Inc.  Mr. Ormand received a B.A. and an M.B.A. from the University of California at Los Angeles and attended Cambridge University in Cambridge, England where he studied Economics.

See Item 1.01 above for a description of the terms of Mr. Evans’ and Mr. Ormand’s compensation arrangements with the Company.

(d)  On May 23, 2009, the Company appointed Gary C. Evans and Ronald D. Ormand to the Company’s Board of Directors.  Mr. Evans’ Employment Agreement with the Company dated May 22, 2009 allows him the right to serve on the Company’s Board of Directors during the term of his agreement and the right to nominate to the Company’s Board of Directors one additional independent member.  See Item 1.01 above for a description of the terms of Mr. Evans’ and Mr. Ormand’s compensation arrangements with the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description	Method of Filing

10.1	Employment Agreement dated May 22, 2009 between Gary C. Evans and Petro Resources Corporation	Filed herewith
10.2	Stock Option Agreement dated May 22, 2009 between Gary C. Evans and Petro Resources Corporation	Filed herewith
10.3	Restricted Stock Agreement dated May 22, 2009 between Gary C. Evans and Petro Resources Corporation	Filed herewith
10.4	Employment Agreement dated May 22, 2009 between Ronald D. Ormand and Petro Resources Corporation	Filed herewith
10.5	Stock Option Agreement dated May 22, 2009 between Ronald D. Ormand and Petro Resources Corporation	Filed herewith
10.6	Restricted Stock Agreement dated May 22, 2009 between Ronald D. Ormand and Petro Resources Corporation	Filed herewith

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRO RESOURCES CORPORATION

Date: May 28, 2009	/s/ Gary C. Evans
Gary C. Evans,
Chairman of the Board